Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-62585 of The Pantry, Inc. on Form S-8 of our report dated November 12, 2002, appearing in this Annual Report on Form 10-K of The Pantry, Inc. for the year ended September 26, 2002.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Raleigh, North Carolina
December 20, 2002